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                                                                   EXHIBIT 3.130

                          TEAM ANESTHESIA, INC. BYLAWS

                                     BYLAWS
                                       OF
                             TEAM ANESTHESIA, INC.

                                   ARTICLE I

                     SHAREHOLDERS AND SHAREHOLDER MEETINGS

         1. Annual Meeting. The annual meeting of the shareholders of Team Anesthesia, Inc. (the "Corporation"), shall be held at such time and place, either within or without the State of Tennessee, as may be designated from time to time by the directors.

         2. Special Meetings. Special meetings of the shareholders may be called by the President, a majority of the Board of Directors (the "Board"), or by the holders of not less than ten percent (10%) of all the shares entitled to vote at such meeting. The place of such meetings shall be designated by the shareholders.

         3. Notice of Shareholder Meetings. Written notice stating the date, time, and place of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered either personally or by mail, by or at the direction of the President, Secretary, officer, or person calling the meeting, to each shareholder entitled to vote at the meeting. Such notice shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, and shall be deemed to be delivered when deposited in the United States mail postpaid and correctly addressed (if mailed), or upon actual receipt (if hand-delivered). The person giving such notice shall certify that the notice required by this paragraph has been given.

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         4.       Quorum Requirements. A majority of the shares entitled to vote shall constitute a quorum for the transaction of business. Once a share is represented for any purpose at a meeting, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

         5. Voting and Proxies. If a quorum exists, action on a matter (other than the election of directors) shall be approved if the votes favoring the action exceed the votes opposing the action. A shareholder may vote his or her shares either in person or by written proxy, which proxy is effective when received by the Secretary or other person authorized to tabulate votes. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. To the extent a shareholder agreement requires a shareholder to vote his or her shares in a certain manner, those shares will be deemed to have been voted in the manner required.

         6. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall maintain for inspection by the shareholders at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, showing the number of shares registered in the name of each shareholder. Such list shall be available for examination by any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting; and at the time and place of the meeting itself, it may be inspected by any shareholder who is present provided the shareholder has requested, at least one (1) day prior to the meeting, that the officer have this information available at the meeting.

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                                   ARTICLE II

                               BOARD OF DIRECTORS

         1. Qualification and Election. Directors need not be shareholders of the Corporation nor residents of the State of Tennessee. Directors shall be elected by a plurality of the votes cast by shares entitled to vote in the election of directors at a meeting at which a quorum is present. Each director shall hold office until the expiration of the term for which the director is elected, and thereafter until his or her successor has been elected and qualified.

         2. Number. The number of directors shall be fixed from time to time by either the shareholders or the Board, but shall never be less than the number required by law.

         3. Meetings. The annual meeting of the Board shall be held at such time and place, either within or without the State of Tennessee, as may be designated from time to time by the Board. These meetings may be either in person or by conference call. Special meetings may be called at any time by the chairman of the Board, President, or any two (2) directors.

         4. Notice of Directors' Meetings. All regular Board meetings may be held without notice. Special meetings shall be preceded by at least two (2) days notice of the date, time, and place of the meeting. Notice of an adjourned meeting need not be given if the time and place to which the meeting is adjourned are fixed at the meeting at which the adjournment is taken, and if the period of adjournment does not exceed one (1) month in any one adjournment.

         5. Quorum and Vote. The presence of a majority of the directors at a meeting shall constitute a quorum for the transaction of business. The vote of a majority of the directors shall be the act of the Board.

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         6.       Board Committees. The Board, by a resolution adopted by a
majority of its members, may create one or more committees, consisting of one or more directors, and may delegate to such committee or committees any and all such authority as is permitted by law.

                                  ARTICLE III

                                    OFFICERS

         1. Number. The Corporation shall have a President and a Secretary, and such other officers as the Board shall from time to time deem necessary. Any two or more offices may be held by the same person, except the offices of President and Secretary. Notwithstanding the above, if the Corporation has only one (1) shareholder, such shareholder may hold the offices of President and Secretary.

         2. Election and Term. The officers shall be elected by the Board. Each officer shall serve at the pleasure of the Board until such officer's resignation or removal.

         3. Duties. All officers shall have such authority and perform such duties in the management of the Corporation as are normally incident to their offices and as the Board may from time to time provide.

                                   ARTICLE IV

                      RESIGNATIONS, REMOVALS AND VACANCIES

         1. Resignations. Any officer or director may resign at any time by giving written notice to the chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if no time is specified, then upon its delivery.

         2. Removal of Officers. Any officer or agent may be removed by the Board at any time with or without cause.

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         3.       Removal of Directors. Any or all of the directors may be
removed either with or without cause by a proper vote of the shareholders.

         4. Vacancies. Newly created directorships resulting from an increase in the number of directors, and vacancies occurring in any office or directorship for any reason, including the removal of an officer or director, may be filled by the vote of a majority of the directors then in office, even if less than a quorum exists.

                                   ARTICLE V

                                 CAPITAL STOCK

         1. Stock Certificates. Every shareholder shall be entitled to a certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the Board. Unless otherwise decided by the Board, such certificates shall be signed by the President and the Secretary of the Corporation.

         2. Transfer of Shares. Shares of stock may be transferred on the books of the Corporation by delivery and surrender of the properly assigned certificate, but subject to any restrictions on transfer imposed by law or any shareholder agreement or stock transfer restriction agreement.

         3. Loss of Certificates. In the case of the loss, mutilation, or destruction of a certificate of stock, a duplicate certificate may be issued upon such terms as the Board shall prescribe.

                                   ARTICLE VI

                           ACTION BY WRITTEN CONSENT

         Whenever the shareholders or directors are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so

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taken, signed by all the persons or entities entitled to vote thereon. The affirmative vote of the number of shares or directors that would be necessary to take such action at a meeting shall be the act of the shareholders or directors, as the case may be.

                                  ARTICLE VII

                                WAIVER OF NOTICE

         Whenever a notice is required to be given under Tennessee law or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, directors, or members of a committee of directors needs to be specified in any written waiver of notice.

                                  ARTICLE VIII

                              AMENDMENT OF BYLAWS

         These bylaws may be amended, added to, or repealed either by the shareholders or the Board as provided by statute. Any change in the bylaws made by the Board, however, may be amended or repealed by the shareholders.

                                 CERTIFICATION

         I certify that these bylaws for the Corporation were duly adopted effective as of the 4th day of November, 1999.

                                          /s/ Robert C. Joyner
                                          -------------------------------------
                                          Robert C. Joyner, Assistant Secretary

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